As filed with the Securities and Exchange Commission on June 21, 2005.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3136539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Experimental Station, Route 141 & Henry Clay Road, Building E336 Wilmington, Delaware	19880
(Address of Principal Executive Offices)	(Zip Code)
1993 DIRECTORS’ STOCK OPTION PLAN OF INCYTE CORPORATION (Full title of the plan)
PAUL A. FRIEDMAN	Copy to:
President and Chief Executive Officer	STANTON D. WONG
Incyte Corporation	Pillsbury Winthrop Shaw Pittman LLP
Experimental Station, Route 141 & Henry Clay Road, Building E336 Wilmington, Delaware	P.O. Box 7880 San Francisco, CA 94120 (415) 983-1000
(302) 498-6700
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.001 par value(3)	400,000 shares	$7.06	$2,824,000	$332.39

(1)	Calculated pursuant to General Instruction E to Form S-8.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low sales prices of the Registrant’s Common Stock on the Nasdaq National Market on June 15, 2005.
(3)	Associated with the Common Stock are Series A Participating Preferred Stock Purchase Rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on June 28, 2002 (File No. 333-91556), June 20, 1995 (File No. 33-93668) and March 10, 1994 (File No. 33-76236) are hereby incorporated by reference.

Part II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(1)	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004;

(2)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

(3)	Registrant’s Current Reports on Form 8-K filed on February 28, 2005 (excluding the portion thereof furnished under Item 2.02 of Form 8-K), March 30, 2005, May 20, 2005, and June 6, 2005;

(4)	The description of the Common Stock contained in Registrant’s Registration Statement on Form 8-A filed January 5, 1996; and

(5)	The description of the Series A Participatory Preferred Stock Purchase Rights contained in Registrant’s Registration Statement on Form 8-A filed September 30, 1998.

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Items 8. Exhibits

Exhibit Number	Exhibit
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on June 21, 2005.

INCYTE CORPORATION.

By	/s/ PAUL A. FRIEDMAN
Paul A. Friedman
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Friedman, David C. Hastings, and Patricia A. Schreck, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ PAUL A. FRIEDMAN Paul A. Friedman	President, Chief Executive Officer (Principal Executive Officer) and Director	June 21, 2005

/s/ DAVID C. HASTINGS David C. Hastings	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 21, 2005

/s/ LAURENT CHARDONNET Laurent Chardonnet	Vice President, Finance and Treasurer (Principal Accounting Officer)	June 21, 2005

/s/ RICHARD U. DE SCHUTTER Richard U. De Schutter	Chairman	June 17, 2005

/s/ BARRY M. ARIKO Barry M. Ariko	Director	June 21, 2005

/s/ JULIAN C. BAKER Julian C. Baker	Director	June 21, 2005

/s/ PAUL A. BROOKE Paul A. Brooke	Director	June 21, 2005

/s/ FREDERICK B. CRAVES Frederick B. Craves	Director	June 21, 2005

/s/ ROY A. WHITFIELD Roy A. Whitfield	Director	June 21, 2005

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).